EXHIBIT 1.01

VIASAT, INC. CONFLICT MINERALS REPORT

Reporting Period:

January 1, 2021 – December 31, 2021

This Conflict Minerals Report (this “Report”) of Viasat, Inc. for calendar year 2021 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “Viasat,” “we,” “us” and “our” mean Viasat, Inc. and its consolidated subsidiaries.

A.	Overview

We are an innovator in communications technologies and services, focused on making connectivity accessible, available and secure for all. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost- effective, high-speed, high-quality broadband solutions to enterprises, consumers, military and government users around the globe, whether on the ground, in the air or at sea. In addition, our government business includes a market-leading portfolio of military tactical data link systems, satellite communication products and services, and cybersecurity and information assurance products and services.

We manufacture or contract to manufacture a variety of advanced satellite-based and wireless products, systems and solutions. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.

Therefore, in accordance with the Rule and Form SD, we have conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) with our suppliers that was reasonably designed to determine whether any conflict minerals in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we had reason to believe that, in calendar year 2021, necessary conflict minerals contained in our products may have originated in the Covered Countries, and had reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Therefore, given the possibility that necessary conflict minerals in our products may have originated from Covered Countries and may not be from recycled or scrap sources, we have conducted due diligence on the source and chain of custody of those conflict minerals.

B.	Design of Conflict Minerals Program

We designed our conflict minerals program to conform in all material respects with the internationally recognized due diligence framework developed by The Organisation for Economic Co-operation and Development (“OECD”). See OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, available at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a “downstream” purchaser in the conflict minerals supply chain, namely:

•	establish strong company management systems regarding conflict minerals;

•	identify and assess risks in our supply chain;

•	design and implement a strategy to respond to identified risks in our supply chain;

•	utilize independent third-party audits of smelters and refiners; and

•	report publicly on our supply chain due diligence.

Because we are a downstream supplier, we are many steps removed from the mining of conflict minerals. The components and materials contained in our products are supplied by a large number of suppliers, through multiple tiers of distribution. Once minerals are in the supply chain, determining the smelter or the origin of minerals is a challenging process, and we are realistic about the limitations on what we can identify and control.

Consistent with these limitations, the OECD Guidance acknowledges that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. The Responsible Minerals Initiative (“RMI”) guidance on implementing the OECD Guidance further recommends that, in conducting due diligence, downstream companies identify relevant or highest priority “tier-1” (direct) suppliers and focus their due diligence efforts on those priority suppliers first. Suggested factors for prioritizing tier-1 suppliers include annual spend.

Company Management Systems

We have established an internal conflict minerals program to manage risks in our supply chain through policies and procedures that are designed to help us understand whether the minerals in our products contribute to the ongoing conflict in the DRC. As part of our program, we have established and maintain company management systems that involve multiple levels of our organization.

Viasat’s Statement on Conflict Minerals (which is publicly available on our website at www.viasat.com/legal/legal-statements) reflects our commitment to respect human rights through our responsible sourcing practices, as well as our commitment to avoid practices that may contribute to human rights abuses.

Our conflict minerals steering committee oversees the design and execution of our conflict minerals program. Members of our steering committee include senior executives from our finance, legal, operations, engineering and supply chain departments. The steering committee’s responsibilities include reviewing and approving our Statement on Conflict Minerals, the design of our conflict minerals program and the results of our RCOI and due diligence measures. Our steering committee meets as required during each calendar year to review and discuss our conflict minerals program, and is briefed as to the status and findings of the supply chain due diligence we conduct each year.

Our conflict minerals program is managed by a cross-functional compliance team, comprised of representatives from our contracts, supply chain, quality, finance and legal groups. This compliance team reports directly to our conflict minerals steering committee.

In addition to the company management systems described above, we have also implemented the following company management controls:

•

we provide our Statement on Conflict Minerals to all of our high-to-medium risk “tier-1” (direct) suppliers that supply relevant components and materials to us (referred to in this Report as our “Tier-1 Suppliers”) and communicate to them our expectations as to our supply chain and the responsible sourcing of conflict minerals;

•	we have adopted internal procedures with respect to conflict minerals into our quality management system (QMS);

•	we have put in place a grievance mechanism regarding our conflict minerals program;

•	we have established and maintain a central repository of information to facilitate analysis and identification of supplier responses received from our supply chain due diligence; and

•	we have incorporated provisions on conflict minerals as part of our standard terms and conditions for purchase orders.

We also support industry forums that share and communicate information and develop policies on conflict minerals. We are a long-standing member of the RMI, an organization committed to the responsible sourcing of conflict minerals, and also provide funding to non-profit and industry initiatives that support the responsible sourcing of conflict minerals through our RMI membership.

Identification and Assessment of Supply Chain Risk

We have developed and implemented a risk management plan to identify and assess risks in our supply chain. To identify and assess these risks, we identify all of our Tier-1 Suppliers and conduct an annual supply chain survey of our Tier-1 Suppliers using the Conflict Minerals Reporting Template (“CMRT”). We have elected to use the CMRT to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts, and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers.

In reviewing the diligence data we receive (whether from a completed CMRT, responses to our inquiries or otherwise), we apply evaluation processes to assess the reasonableness of the data and to check for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure may be inaccurate or improper and thus, may not be reliable. Factors we take into account in identifying and assessing supplier risk include:

•	the failure of a supplier to respond to our inquiries;

•	statements by a supplier that no conflict minerals are used in its products;

•	inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses;

•	suppliers that indicate conflict minerals in their products may be sourced from Covered Countries; and

•	a supplier’s lack of sophistication, including unfamiliarity with the Rule.

In addition, we use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our Tier-1 Suppliers. We obtain and validate information (where available) on the country of origin and mine location of conflict minerals processed at the identified facilities by relying on the information made available by the RMI. .

Designing and Implementing a Strategy to Respond to Risk

We have developed processes to assess and respond to the risks identified in our supply chain, such as sending corrective action letters to suppliers where appropriate. Our cross-functional compliance team manages the due diligence of our supply chain, and monitors, tracks and evaluates supplier responses to our due diligence efforts. Members of our cross-functional compliance team meet periodically to review the status and results of our due diligence measures and to discuss any actual or potential risks and red flags identified during diligence. Members of our cross-functional compliance team also monitor and track the measures we take to mitigate risks, and reports on risk management to our steering committee. In addition, we support the development of due diligence practices through participation in RMI working groups.

Independent Third-Party Audits of Smelters and Refiners

We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on RMI’s third-party audit program: the Responsible Minerals Assurance Process (“RMAP”), a widely recognized standard that uses independent, third-party audit assessment of smelter and refiner management systems and sourcing practices to validate compliance with protocols and current global standards to support responsible sourcing of raw materials. We also support independent third-party audits of processing facilities through our RMI membership.

Public Reporting on our Supply Chain Due Diligence

We publish our Form SDs and Conflict Mineral Reports (including this Report) in the Financial Information section of our website at investors.viasat.com under the heading “SEC Filings,” and our Statement on Conflict Minerals is publicly available on our website at www.viasat.com/legal/legal-statements. Information found on or accessed through Viasat’s website is not considered part of this Report and is not incorporated by reference herein. We also publicly file our Form SDs (which include our Conflict Mineral Reports) with the Securities and Exchange Commission.

C.	Due Diligence Measures Performed

Set forth below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products for calendar year 2021.

To determine whether necessary conflict minerals in our products in calendar year 2021 originated in Covered Countries, we assembled a comprehensive list of suppliers that provide goods and services directly to us. From this list, we identified 785 Tier-1 Suppliers. We contacted each of these Tier-1 Suppliers individually, provided them with a link to our Statement on Conflict Minerals and a copy of the CMRT, and requested the return of the completed CMRT to us. Follow-up requests were sent to all Tier-1 Suppliers who did not respond. We sought to maximize the response rate by sending bi-weekly emails to suppliers that had not submitted their CMRT documentation. We received responses from approximately half of our Tier-1 Suppliers.

We electronically aggregated and reviewed the data from all of the responses we received from our Tier-1 Suppliers by utilizing software called Compliance Map (“CMAP”) and other various tools and processes. CMAP is an environmental compliance mapping software designed to manage and automate environmental compliance obligations. The reports received from CMAP identify quality issues (e.g. incomplete CMRTs, inconsistent responses, indication of DRC sourcing, no smelters or invalid smelters listed, not all smelters identified, etc.) and aggregate CMRT responses for analysis and reporting. Where red flags were identified, we attempted to further analyze the information provided on the CMRT in order to assess any actual or potential risks to our supply chain and develop a recommended course of action. We then communicated red flags identified in the CMRT responses through corrective action letter requests with our suppliers as appropriate.

We determined if the processing facilities reported to us by our suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of RMAP-compliant processing facilities.

Members of our cross-functional compliance team met periodically to review the results from our due diligence efforts for calendar year 2021.

D.	Product Description

Products Containing Necessary Conflict Minerals

We have determined that substantially all of the products we manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of such products.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Based on the information provided by our Tier-1 Suppliers and information made available by RMI and RMAP, we believe that the facilities that have been used to process conflict minerals in our products in calendar year 2021 may include the smelters and refiners listed in Annex I. As discussed above, we are a downstream supplier, many steps removed from the mining of conflict minerals, and accordingly rely on the information provided to us by our Tier-1 Suppliers (who are themselves generally multiple tiers downstream) to determine the country of origin of, or the facilities used to process, the conflict minerals contained in our products.

Of the 500 smelters and refiners identified as potentially being in our supply chain:

•	237 smelters and refiners were identified as “conformant,” meaning that such smelters and refiners are reported to be conformant to the RMAP or equivalent cross-recognized assessments;

•	355 smelters and refiners were identified as using recycled or scrap streams in their raw material sourcing;

•

147 of the smelters and refiners source material from level 1 countries (i.e., countries that are known to be active ore producing countries that are not identified as conflict regions or plausible areas of smuggling or export of conflict minerals);

•	1 smelter and refiner sources material from level 2 countries (i.e., countries that are known or plausible countries for export out of region, smuggling or transit of conflict minerals); and

•	46 smelters and refiners potentially source material from Covered Countries (i.e., countries that are within conflict regions that are potentially supplying ore materials).

Because a smelter or refiner can obtain materials from multiple sources, the categories above are not mutually exclusive.

Not all of these facilities may have processed conflict minerals in our products. Much of the smelter and refiner information provided by our Tier-1 Suppliers was provided at a “company” level (meaning that they reported all of the smelters and refiners that may have processed the conflict minerals contained in all of their products, not just those pertaining to the products sold to us). They may also have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their own suppliers or for other reasons. Therefore, the list of processing facilities disclosed in Annex I may over-represent the number of processing facilities that process the conflict minerals contained in our products.

Efforts to Determine Mine or Location of Origin

We have determined that our due diligence efforts, including requesting our Tier-1 Suppliers to complete the CMRT and reviewing the RMAP status of identified smelters and refiners, represent our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

E.	Future Steps to Mitigate Risk

Our conflict minerals program is aimed at the continuous improvement of our understanding of our supply chain and risk reduction over time. We intend to continue to take steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate risks of adverse impacts associated with conflict minerals.

The primary risks we identified in calendar year 2021 continue to be related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the CMRT, the inability of our suppliers to confirm whether or not minerals used in their parts and components were sourced from Covered Countries, and the associated difficulties in identifying the smelters and refiners in our supply chain. With respect to necessary conflict minerals contained in our products with respect to calendar year 2022, we expect to continue to engage with our suppliers regarding our expectations with regard to conflict minerals sourcing and the importance of conflict mineral supply chain diligence. In particular, we continue to encourage our suppliers to work with their own immediate suppliers to improve the transparency, accuracy, validity, reliability and completeness of conflict mineral sourcing information (particularly with regard to information provided regarding smelters and refiners used to process conflict minerals and mine or location of origin and country of origin information), and to minimize the risk that our necessary conflict minerals benefit armed groups. As our Tier-1 Suppliers continue to report smelters and refiners that we believe are not operational or that may have been misidentified as smelters or refiners, we continue to work with our suppliers to re-validate, improve and refine reported information. We strive to use only suppliers that source from “conformant” processing facilities in our supply chain to the extent reasonably practicable.

Certain of the matters discussed in this Report, including in particular, future steps to mitigate risks that the conflict minerals contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Annex I

List of Smelters and Refiners Reported in Viasat’s Supply Chain in

2021

Reference #	RMI Smelter Ref List	Metal	Country
CID000004	ALMT Sumitomo Group	Tungsten (W)	JP
CID000015	Advanced Chemical Company	Gold (Au)	US
CID000019	Aida Chemical Industries Co., Ltd.	Gold (Au)	JP
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold (Au)	DE
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold (Au)	UZ
CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Gold (Au)	BR
CID000077	Argor-Heraeus S.A.	Gold (Au)	CH
CID000082	Asahi Pretec Corporation	Gold (Au)	JP
CID000090	Asaka Riken Co., Ltd.	Gold (Au)	JP
CID000092	Asaka Riken Co., Ltd.	Tantalum (Ta)	JP
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold (Au)	TR
CID000105	Kennametal Huntsville	Tungsten (W)	US
CID000113	Norddeutsche Affinererie AG	Gold (Au)	DE
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold (Au)	PH
CID000141	Bauer Walser AG	Gold (Au)	DE
CID000157	Boliden AB	Gold (Au)	SE
CID000176	C. Hafner GmbH + Co. KG	Gold (Au)	DE
CID000180	Caridad	Gold (Au)	MX
CID000185	CCR Refinery - Glencore Canada Corporation	Gold (Au)	CA
CID000189	Cendres + Métaux S.A.	Gold (Au)	CH
CID000197	Yunnan Copper Industry Co., Ltd.	Gold (Au)	CN
CID000211	Changsha South Tantalum Niobium Co., Ltd.	Tantalum (Ta)	CN
CID000218	Chaozhou Xianglu Tungsten Industry Co., Ltd.	Tungsten (W)	CN
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin (Sn)	CN
CID000233	Chimet S.p.A.	Gold (Au)	IT
CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Tin (Sn)	CN
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten (W)	CN
CID000264	Chugai Mining	Gold (Au)	JP
CID000278	CNMC (Guangxi) PGMA Co., Ltd.	Tin (Sn)	CN
CID000281	CNMC (Guangxi) PGMA Co., Ltd.	Tungsten (W)	CN
CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum (Ta)	CN
CID000292	Alpha Metals	Tin (Sn)	US
CID000295	Cooperativa Metalurgica de Rondonia Ltda.	Tin (Sn)	BR
CID000306	CV Gita Pesona	Tin (Sn)	ID
CID000307	PT Justindo	Tin (Sn)	ID
CID000309	PT Aries Kencana Sejahtera	Tin (Sn)	ID
CID000313	PT Premium Tin Indonesia	Tin (Sn)	ID
CID000315	CV United Smelting	Tin (Sn)	ID
CID000328	Daejin Indus Co., Ltd.	Gold (Au)	KR
CID000343	Daye Non-Ferrous Metals Mining Ltd.	Gold (Au)	CN
CID000345	Dayu Weiliang Tungsten Co., Ltd.	Tungsten (W)	CN
CID000359	DSC (Do Sung Corporation)	Gold (Au)	KR
CID000362	DODUCO Contacts and Refining GmbH	Gold (Au)	DE
CID000376	Dongguan City Xida Soldering Tin Products Co.	Tin (Sn)	CN
CID000401	Dowa Metals & Mining Co. Ltd	Gold (Au)	JP
CID000402	Dowa Metaltech Co., Ltd.	Tin (Sn)	JP
CID000410	Duoluoshan	Tantalum (Ta)	CN
CID000425	Eco-System Recycling Co., Ltd. East Plant	Gold (Au)	JP

CID000438	Empressa Nacional de Fundiciones (ENAF)	Tin (Sn)	BO
CID000448	Estanho de Rondônia S.A.	Tin (Sn)	BR
CID000456	Exotech Inc.	Tantalum (Ta)	US
CID000460	F&X Electro-Materials Ltd.	Tantalum (Ta)	CN
CID000468	Fenix Metals	Tin (Sn)	PL
CID000493	JSC Novosibirsk Refinery	Gold (Au)	RU
CID000498	Fuji Metal Mining Corp.	Tin (Sn)	JP
CID000499	Fujian Jinxin Tungsten Co., Ltd.	Tungsten (W)	CN
CID000522	Refinery of Seemine Gold Co., Ltd.	Gold (Au)	CN
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin (Sn)	CN
CID000553	Gejiu Yunxi Group Corp.	Tin (Sn)	CN
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin (Sn)	CN
CID000568	Global Tungsten & Powders Corp.	Tungsten (W)	US
CID000605	Guangdong Hua Jian Trade Co., Ltd.	Gold (Au)	CN
CID000611	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	Gold (Au)	CN
CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum (Ta)	CN
CID000626	Guangxi Nonferrous Metals Group	Tin (Sn)	CN
CID000628	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	Tin (Sn)	CN
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold (Au)	CN
CID000670	Hang Seng Technology	Gold (Au)	CN
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold (Au)	CN
CID000689	LT Metal Ltd.	Gold (Au)	KR
CID000694	Heimerle + Meule GmbH	Gold (Au)	DE
CID000707	Heraeus Metals Hong Kong Ltd.	Gold (Au)	CN
CID000711	Heraeus Germany GmbH Co. KG	Gold (Au)	DE
CID000718	Gold Refinery of Guangdong Gaoyao Hetai Gold Mine	Gold (Au)	CN
CID000720	Hezhou Jinwei Tin Co., Ltd.	Tin (Sn)	CN
CID000760	Huichang Jinshunda Tin Co., Ltd.	Tin (Sn)	CN
CID000766	Hunan Chenzhou Mining Co., Ltd.	Tungsten (W)	CN
CID000767	Hunan Chenzhou Mining Co., Ltd.	Gold (Au)	CN
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten (W)	CN
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold (Au)	CN
CID000778	HwaSeong CJ CO., LTD.	Gold (Au)	KR
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold (Au)	CN
CID000807	Ishifuku Metal Industry Co., Ltd.	Gold (Au)	JP
CID000814	Istanbul Gold Refinery	Gold (Au)	TR
CID000823	Japan Mint	Gold (Au)	JP
CID000825	Japan New Metals Co., Ltd.	Tungsten (W)	JP
CID000840	Jiang Jia Wang Technology Co.	Tin (Sn)	CN
CID000855	Jiangxi Copper Co., Ltd.	Gold (Au)	CN
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten (W)	CN
CID000884	Jin Jinyin refining company limited	Gold (Au)	CN
CID000909	Jinlong Copper Co., Ltd.	Gold (Au)	CN
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum (Ta)	CN
CID000917	Jiujiang Tanbre Co., Ltd.	Tantalum (Ta)	CN
CID000920	Asahi Refining USA Inc.	Gold (Au)	US
CID000924	Asahi Refining Canada Ltd.	Gold (Au)	CA
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold (Au)	RU
CID000929	JSC Uralelectromed	Gold (Au)	RU
CID000934	Ju Tai Industrial Co., Ltd.	Tin (Sn)	CN
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold (Au)	JP
CID000942	Gejiu Kai Meng Industry and Trade LLC	Tin (Sn)	CN
CID000956	Kazakhmys Smelting LLC	Gold (Au)	KZ
CID000957	Kazzinc	Gold (Au)	KZ
CID000966	Kennametal Fallon	Tungsten (W)	US
CID000969	Kennecott Utah Copper LLC	Gold (Au)	US

CID000973	King-Tan Tantalum Industry Ltd.	Tantalum (Ta)	CN
CID000981	Kojima Chemicals Co., Ltd.	Gold (Au)	JP
CID000991	Kosak Seiren	Gold (Au)	JP
CID001029	Kyrgyzaltyn JSC	Gold (Au)	KG
CID001032	L’azurde Company For Jewelry	Gold (Au)	SA
CID001056	Lingbao Gold Co., Ltd.	Gold (Au)	CN
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold (Au)	CN
CID001070	China Tin Group Co., Ltd.	Tin (Sn)	CN
CID001076	AMG Brasil	Tantalum (Ta)	BR
CID001078	LS-NIKKO Copper Inc.	Gold (Au)	KR
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold (Au)	CN
CID001098	Ma An Shan Shu Guang Smelter Corp.	Tin (Sn)	CN
CID001105	Malaysia Smelting Corporation (MSC)	Tin (Sn)	MY
CID001112	Materials Eco-Refining Co., Ltd.	Tin (Sn)	JP
CID001113	Materion	Gold (Au)	US
CID001119	Matsuda Sangyo Co., Ltd.	Gold (Au)	JP
CID001136	Metahub Industries Sdn. Bhd.	Tin (Sn)	MY
CID001142	Metallic Resources, Inc.	Tin (Sn)	US
CID001143	Metallum Group Holding NV	Tin (Sn)	BE
CID001147	Metalor Technologies (Suzhou) Ltd.	Gold (Au)	CN
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold (Au)	CN
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold (Au)	SG
CID001153	Metalor Technologies S.A.	Gold (Au)	CH
CID001157	Metalor USA Refining Corporation	Gold (Au)	US
CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold (Au)	MX
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum (Ta)	IN
CID001172	Minchali Metal Industry Co., Ltd.	Tin (Sn)	TW
CID001173	Mineração Taboca S.A.	Tin (Sn)	BR
CID001175	Mineração Taboca S.A.	Tantalum (Ta)	BR
CID001177	Ming Li Jia smelt Metal Factory	Tin (Sn)	CN
CID001182	Minsur	Tin (Sn)	PE
CID001188	Mitsubishi Materials Corporation	Gold (Au)	JP
CID001191	Mitsubishi Materials Corporation	Tin (Sn)	JP
CID001192	Mitsui Mining and Smelting Co., Ltd.	Tantalum (Ta)	JP
CID001193	Mitsui Mining and Smelting Co., Ltd.	Gold (Au)	JP
CID001200	NPM Silmet AS	Tantalum (Ta)	EE
CID001204	Moscow Special Alloys Processing Plant	Gold (Au)	RU
CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold (Au)	TR
CID001231	Jiangxi New Nanshan Technology Ltd.	Tin (Sn)	CN
CID001236	Navoi Mining and Metallurgical Combinat	Gold (Au)	UZ
CID001246	Ney Metals and Alloys	Tin (Sn)	U
CID001252	Nihon Superior Co., Ltd.	Gold (Au)	JP
CID001259	Nihon Material Co., Ltd.	Gold (Au)	JP
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum (Ta)	CN
CID001305	Novosibirsk Processing Plant Ltd.	Tin (Sn)	RU
CID001313	Nyrstar Metals	Gold (Au)	US
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Tin (Sn)	TH
CID001322	Elemetal Refining, LLC	Gold (Au)	US
CID001325	Ohura Precious Metal Industry Co., Ltd.	Gold (Au)	JP
CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold (Au)	RU
CID001328	OJSC Kolyma Refinery	Gold (Au)	RU
CID001337	Operaciones Metalúrgicas S.A.	Tin (Sn)	BO
CID001352	Produits Artistiques de Métaux	Gold (Au)	CH
CID001356	Pan Light Corporation	Tin (Sn)	TW
CID001362	Penglai Penggang Gold Industry Co., Ltd.	Gold (Au)	CN
CID001386	Prioksky Plant of Non-Ferrous Metals	Gold (Au)	RU

CID001397	PT Aneka Tambang (Persero) Tbk	Gold (Au)	ID
CID001399	PT Artha Cipta Langgeng	Tin (Sn)	ID
CID001402	PT Babel Inti Perkasa	Tin (Sn)	ID
CID001406	PT Babel Surya Alam Lestari	Tin (Sn)	ID
CID001419	PT Bangka Tin Industry	Tin (Sn)	ID
CID001421	PT Belitung Industri Sejahtera	Tin (Sn)	ID
CID001428	PT Bukit Timah	Tin (Sn)	ID
CID001434	PT DS Jaya Abadi	Tin (Sn)	ID
CID001438	PT Eunindo Usaha Mandiri	Tin (Sn)	ID
CID001448	PT Karimun Mining	Tin (Sn)	ID
CID001453	PT Mitra Stania Prima	Tin (Sn)	ID
CID001456	PT NATARI	Tin (Sn)	ID
CID001457	PT Panca Mega Persada	Tin (Sn)	ID
CID001458	PT Prima Timah Utama	Tin (Sn)	ID
CID001460	PT Refined Bangka Tin	Tin (Sn)	ID
CID001463	PT Sariwiguna Binasentosa	Tin (Sn)	ID
CID001468	PT Stanindo Inti Perkasa	Tin (Sn)	ID
CID001471	PT Sumber Jaya Indah	Tin (Sn)	ID
CID001477	PT Timah Tbk Kundur	Tin (Sn)	ID
CID001482	PT Timah Tbk Mentok	Tin (Sn)	ID
CID001486	PT Timah Nusantara	Tin (Sn)	ID
CID001490	PT Tinindo Inter Nusa	Tin (Sn)	ID
CID001493	PT Tommy Utama	Tin (Sn)	ID
CID001498	PX Précinox S.A.	Gold (Au)	CH
CID001508	QuantumClean	Tantalum (Ta)	US
CID001512	Rand Refinery (Pty) Ltd.	Gold (Au)	ZA
CID001515	Realized the enterprise co., ltd.	Gold (Au)	CN
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum (Ta)	CN
CID001534	Royal Canadian Mint	Gold (Au)	CA
CID001539	Rui Da Hung	Tin (Sn)	TW
CID001546	Sabin Metal Corp.	Gold (Au)	US
CID001555	Samduck Precious Metals	Gold (Au)	KR
CID001562	Samwon Metals Corp.	Gold (Au)	KR
CID001573	Schone Edelmetaal B.V.	Gold (Au)	NL
CID001585	SEMPSA Joyería Platería S.A.	Gold (Au)	ES
CID001604	Shan Dong Huangjin	Gold (Au)	CN
CID001605	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Gold (Au)	CN
CID001606	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Tin (Sn)	CN
CID001607	Shandon Jin Jinyin Refining Limited	Gold (Au)	CN
CID001612	Shandong Hengbang Smelter Co., Ltd.	Gold (Au)	CN
CID001616	Shandong penglai gold smelter	Gold (Au)	U
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold (Au)	CN
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold (Au)	CN
CID001692	Shenzhen Heng Zhong Industry Co., Ltd.	Gold (Au)	CN
CID001694	Shenzhen Hong Chang Metal Manufacturing Factory	Tin (Sn)	CN
CID001731	Sichuan Guanghan Jiangnan casting smelters	Tin (Sn)	CN
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Gold (Au)	CN
CID001745	Sino-Platinum Metals Co., Ltd.	Gold (Au)	CN
CID001754	So Accurate Group, Inc.	Gold (Au)	US
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold (Au)	RU
CID001758	Soft Metais Ltda.	Tin (Sn)	BR
CID001761	Solar Applied Materials Technology Corp.	Gold (Au)	TW
CID001769	Solikamsk Magnesium Works OAO	Tantalum (Ta)	RU
CID001798	Sumitomo Metal Mining Co., Ltd.	Gold (Au)	JP
CID001808	Suntain Co., Ltd.	Gold (Au)	TW
CID001810	Super Dragon Technology Co., Ltd.	Gold (Au)	TW

CID001822	Suzhou Nuonengda Chemical Co., Ltd.	Tin (Sn)	CN
CID001845	Taicang City Nancang Metal Material Co., Ltd.	Tin (Sn)	CN
CID001851	Taiwan high-tech Co., Ltd.	Tin (Sn)	TW
CID001852	Taiwan Huanliang	Tin (Sn)	U
CID001857	TAIWAN TOTAI CO., LTD.	Gold (Au)	U
CID001859	Taiwan’s lofty Enterprises Ltd.	Tin (Sn)	TW
CID001869	Taki Chemical Co., Ltd.	Tantalum (Ta)	JP
CID001875	Tanaka Kikinzoku Kogyo K.K.	Gold (Au)	JP
CID001882	Tennessee Aluminum Processors	Tin (Sn)	US
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten (W)	VN
CID001891	Telex Metals	Tantalum (Ta)	US
CID001897	Thailand Mine Factory	Tin (Sn)	TH
CID001898	Thaisarco	Tin (Sn)	TH
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin (Sn)	CN
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Gold (Au)	CN
CID001916	Shandong Gold Smelting Co., Ltd.	Gold (Au)	CN
CID001920	Three green surface technology limited company	Tin (Sn)	CN
CID001929	Tianshui Ling Bo Technology Co., Ltd.	Tin (Sn)	CN
CID001932	TIN PLATING GEJIU	Tin (Sn)	CN
CID001938	Tokuriki Honten Co., Ltd.	Gold (Au)	JP
CID001943	TONG LONG	Tin (Sn)	CN
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Gold (Au)	CN
CID001954	Top-Team Technology (Shenzhen) Ltd.	Tin (Sn)	CN
CID001955	Torecom	Gold (Au)	KR
CID001969	Ulba Metallurgical Plant JSC	Tantalum (Ta)	KZ
CID001977	Umicore Brasil Ltda.	Gold (Au)	BR
CID001980	Umicore S.A. Business Unit Precious Metals Refining	Gold (Au)	BE
CID001993	United Precious Metal Refining, Inc.	Gold (Au)	US
CID001998	Ultracore Co., Ltd.	Tin (Sn)	U
CID002003	Valcambi S.A.	Gold (Au)	CH
CID002009	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	Gold (Au)	CN
CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten (W)	VN
CID002015	VQB Mineral and Trading Group JSC	Tin (Sn)	VN
CID002023	WANG TING	Gold (Au)	HK
CID002027	WELLEY	Tin (Sn)	TW
CID002030	Western Australian Mint (T/a The Perth Mint)	Gold (Au)	AU
CID002036	White Solder Metalurgia e Mineração Ltda.	Tin (Sn)	BR
CID002044	Wolfram Bergbau und Hütten AG	Tungsten (W)	AT
CID002057	WUJIANG CITY LUXE TIN FACTORY	Tin (Sn)	CN
CID002063	Wuzhong Group	Gold (Au)	CN
CID002076	Xiamen JInbo Metal Co., Ltd.	Gold (Au)	U
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten (W)	CN
CID002090	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	Tin (Sn)	CN
CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten (W)	CN
CID002099	XURI	Tin (Sn)	CN
CID002100	Yamakin Co., Ltd.	Gold (Au)	JP
CID002102	Yamato Denki Ind. Co., Ltd.	Gold (Au)	JP
CID002121	Yifeng Tin	Tin (Sn)	CN
CID002123	Yiquan Manufacturing	Tin (Sn)	CN
CID002129	Yokohama Metal Co., Ltd.	Gold (Au)	JP
CID002147	Yuecheng Tin Co., Ltd.	Tin (Sn)	CN
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin (Sn)	CN
CID002162	Yunnan Chengo Electric Smelting Plant	Tin (Sn)	CN
CID002164	Yunnan Copper Zinc Industry Co., Ltd.	Tin (Sn)	CN
CID002166	Yunnan Geiju Smelting Corp.	Tin (Sn)	U
CID002173	Yunnan Industrial Co., Ltd.	Tin (Sn)	CN

CID002180	Smelting Branch of Yunnan Tin Company Ltd	Tin (Sn)	CN
CID002201	Zhaojun Maifu	Gold (Au)	U
CID002205	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold (Au)	CN
CID002214	Zhongkuang Gold Industry Co., Ltd.	Gold (Au)	CN
CID002219	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	Gold (Au)	CN
CID002220	Zhongshan Jinye Smelting Co.,Ltd	Tin (Sn)	U
CID002221	Zhongshan Poison Material Proprietary Co., Ltd.	Gold (Au)	CN
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold (Au)	CN
CID002231	Zhuhai toxic materials Monopoly Ltd.	Gold (Au)	CN
CID002232	Zhuzhou Cemented Carbide	Tantalum (Ta)	CN
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold (Au)	CN
CID002274	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	Tin (Sn)	CN
CID002281	LIAN JING	Tin (Sn)	CN
CID002282	Morris and Watson	Gold (Au)	NZ
CID002290	SAFINA A.S.	Gold (Au)	CZ
CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum (Ta)	CN
CID002309	Yunnan Malipo Baiyi Kuangye Co.	Tin (Sn)	CN
CID002312	Guangdong Jinding Gold Limited	Gold (Au)	CN
CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten (W)	CN
CID002314	Umicore Precious Metals Thailand	Gold (Au)	TH
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten (W)	CN
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten (W)	CN
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten (W)	CN
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten (W)	CN
CID002319	Malipo Haiyu Tungsten Co., Ltd.	Tungsten (W)	CN
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten (W)	CN
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten (W)	CN
CID002365	Hulterworth Smelter	Tin (Sn)	JP
CID002382	M/s ECO Tropical Resources	Tin (Sn)	SG
CID002408	Sigma Tin Alloy Co., Ltd.	Tin (Sn)	CN
CID002411	Spectro Alloys Corp.	Tin (Sn)	US
CID002428	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Tin (Sn)	U
CID002436	Solder Court Ltd.	Tin (Sn)	CN
CID002455	CV Venus Inti Perkasa	Tin (Sn)	ID
CID002459	Geib Refining Corporation	Gold (Au)	US
CID002468	Magnu’s Minerais Metais e Ligas Ltda.	Tin (Sn)	BR
CID002478	PT Tirus Putra Mandiri	Tin (Sn)	ID
CID002479	PT Wahana Perkit Jaya	Tin (Sn)	ID
CID002491	Yunnan Gold Mining Group Co., Ltd. (YGMG)	Gold (Au)	CN
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum (Ta)	CN
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten (W)	CN
CID002500	Melt Metais e Ligas S.A.	Tin (Sn)	BR
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten (W)	VN
CID002503	PT ATD Makmur Mandiri Jaya	Tin (Sn)	ID
CID002504	D Block Metals, LLC	Tantalum (Ta)	US
CID002505	FIR Metals & Resource Ltd.	Tantalum (Ta)	CN
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum (Ta)	CN
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum (Ta)	CN
CID002509	MMTC-PAMP India Pvt., Ltd.	Gold (Au)	IN
CID002510	Republic Metals Corporation	Gold (Au)	US
CID002511	KGHM Polska Miedź Spółka Akcyjna	Gold (Au)	PL
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum (Ta)	CN
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten (W)	CN
CID002515	Fidelity Printers and Refiners Ltd.	Gold (Au)	ZW
CID002516	Singway Technology Co., Ltd.	Gold (Au)	TW
CID002517	O.M. Manufacturing Philippines, Inc.	Tin (Sn)	PH
CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten (W)	CN
CID002519	Henan Yuguang Gold & Lead Co., Ltd.	Gold (Au)	CN

CID002525	Shandong Humon Smelting Co., Ltd.	Gold (Au)	CN
CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold (Au)	CN
CID002529	Zhuzhou Smelting Group Co., Ltd	Gold (Au)	CN
CID002530	PT Inti Stania Prima	Tin (Sn)	ID
CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten (W)	CN
CID002536	Ganzhou Yatai Tungsten Co., Ltd.	Tungsten (W)	CN
CID002539	KEMET de Mexico	Tantalum (Ta)	MX
CID002541	H.C. Starck Tungsten GmbH	Tungsten (W)	DE
CID002542	TANIOBIS Smelting GmbH & Co. KG	Tungsten (W)	DE
CID002543	Masan High-Tech Materials	Tungsten (W)	VN
CID002544	TANIOBIS Co., Ltd.	Tantalum (Ta)	TH
CID002545	TANIOBIS GmbH	Tantalum (Ta)	DE
CID002547	H.C. Starck Hermsdorf GmbH	Tantalum (Ta)	DE
CID002548	H.C. Starck Inc.	Tantalum (Ta)	US
CID002549	TANIOBIS Japan Co., Ltd.	Tantalum (Ta)	JP
CID002550	TANIOBIS Smelting GmbH & Co. KG	Tantalum (Ta)	DE
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten (W)	CN
CID002557	Global Advanced Metals Boyertown	Tantalum (Ta)	US
CID002558	Global Advanced Metals Aizu	Tantalum (Ta)	JP
CID002560	Al Etihad Gold Refinery DMCC	Gold (Au)	AE
CID002561	Emirates Gold DMCC	Gold (Au)	AE
CID002562	International Precious Metal Refiners	Gold (Au)	AE
CID002563	Kaloti Precious Metals	Gold (Au)	AE
CID002567	Sudan Gold Refinery	Gold (Au)	SD
CID002568	KEMET Blue Powder	Tantalum (Ta)	US
CID002570	CV Ayi Jaya	Tin (Sn)	ID
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin (Sn)	VN
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin (Sn)	VN
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin (Sn)	VN
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten (W)	CN
CID002580	T.C.A S.p.A	Gold (Au)	IT
CID002581	Precious Metals Sales Corp.	Gold (Au)	US
CID002582	REMONDIS PMR B.V.	Gold (Au)	NL
CID002584	Fujairah Gold FZC	Gold (Au)	AE
CID002587	Industrial Refining Company	Gold (Au)	BE
CID002588	Shirpur Gold Refinery Ltd.	Gold (Au)	IN
CID002589	Niagara Refining LLC	Tungsten (W)	US
CID002592	CV Dua Sekawan	Tin (Sn)	ID
CID002593	PT Rajehan Ariq	Tin (Sn)	ID
CID002596	ARY Aurum Plus	Gold (Au)	AE
CID002605	Korea Zinc Co., Ltd.	Gold (Au)	KR
CID002606	Marsam Metals	Gold (Au)	BR
CID002614	Shandong Yanggu Xiangguang Co., Ltd.	Gold (Au)	CN
CID002615	TOO Tau-Ken-Altyn	Gold (Au)	KZ
CID002635	Hongqiao Metals (Kunshan) Co., Ltd.	Tin (Sn)	CN
CID002641	China Molybdenum Tungsten Co., Ltd.	Tungsten (W)	CN
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten (W)	CN
CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	Tungsten (W)	CN
CID002649	Hydrometallurg, JSC	Tungsten (W)	RU
CID002696	PT Cipta Persada Mulia	Tin (Sn)	ID
CID002703	An Vinh Joint Stock Mineral Processing Company	Tin (Sn)	VN
CID002706	Resind Indústria e Comércio Ltda.	Tin (Sn)	BR
CID002707	Resind Indústria e Comércio Ltda.	Tantalum (Ta)	BR
CID002708	Abington Reldan Metals, LLC	Gold (Au)	US

CID002724	Unecha Refractory metals plant	Tungsten (W)	RU
CID002739	Hop Hing electroplating factory Zhejiang	Gold (Au)	U
CID002743	SuZhou ShenChuang recycling Ltd.	Gold (Au)	U
CID002745	Tsai Brother industries	Gold (Au)	U
CID002756	Super Ligas	Tin (Sn)	BR
CID002757	PT O.M. Indonesia	Tin (Sn)	ID
CID002761	SAAMP	Gold (Au)	FR
CID002762	L’Orfebre S.A.	Gold (Au)	AD
CID002763	8853 S.p.A.	Gold (Au)	IT
CID002765	Italpreziosi	Gold (Au)	IT
CID002773	Metallo Belgium N.V.	Tin (Sn)	BE
CID002774	Metallo Spain S.L.U.	Tin (Sn)	ES
CID002776	PT Bangka Prima Tin	Tin (Sn)	ID
CID002777	SAXONIA Edelmetalle GmbH	Gold (Au)	DE
CID002778	WIELAND Edelmetalle GmbH	Gold (Au)	DE
CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold (Au)	AT
CID002786	Chofu Works	Tin (Sn)	CN
CID002809	Arco Alloys	Tin (Sn)	US
CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten (W)	CN
CID002816	PT Sukses Inti Makmur	Tin (Sn)	ID
CID002819	Jiangxi Yaosheng Tungsten Co., Ltd.	Tin (Sn)	CN
CID002825	An Thai Minerals Co., Ltd.	Tin (Sn)	VN
CID002827	Philippine Chuangxin Industrial Co., Inc.	Tungsten (W)	PH
CID002829	PT Kijang Jaya Mandiri	Tin (Sn)	ID
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten (W)	CN
CID002833	ACL Metais Eireli	Tungsten (W)	BR
CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin (Sn)	VN
CID002835	PT Menara Cipta Mulia	Tin (Sn)	ID
CID002842	Jiangxi Tuohong New Raw Material	Tantalum (Ta)	CN
CID002843	Woltech Korea Co., Ltd.	Tungsten (W)	KR
CID002844	HuiChang Hill Tin Industry Co., Ltd.	Tin (Sn)	CN
CID002845	Moliren Ltd.	Tungsten (W)	RU
CID002847	Meta Materials	Tantalum (Ta)	MK
CID002848	Gejiu Fengming Metallurgy Chemical Plant	Tin (Sn)	CN
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	Tin (Sn)	CN
CID002850	AU Traders and Refiners	Gold (Au)	ZA
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	Gold (Au)	IN
CID002853	Sai Refinery	Gold (Au)	IN
CID002854	Universal Precious Metals Refining Zambia	Gold (Au)	ZM
CID002857	Modeltech Sdn Bhd	Gold (Au)	MY
CID002858	Modeltech Sdn Bhd	Tin (Sn)	MY
CID002859	Gejiu Jinye Mineral Company	Tin (Sn)	CN
CID002863	Bangalore Refinery	Gold (Au)	IN
CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Gold (Au)	RU
CID002866	Morris and Watson Gold Coast	Gold (Au)	AU
CID002867	Degussa Sonne / Mond Goldhandel GmbH	Gold (Au)	DE
CID002870	PT Lautan Harmonis Sejahtera	Tin (Sn)	ID
CID002872	Pease & Curren	Gold (Au)	US
CID002893	JALAN & Company	Gold (Au)	IN
CID002899	Al Ghaith Gold	Gold (Au)	AE
CID002904	Hung Cheong Metal Manufacturing Limited	Gold (Au)	CN
CID002914	Rio Tinto Group	Gold (Au)	U
CID002918	SungEel HiMetal Co., Ltd.	Gold (Au)	KR
CID002919	Planta Recuperadora de Metales SpA	Gold (Au)	CL
CID002946	Xianghualing Tin Industry Co., Ltd.	Tin (Sn)
CID002973	Safimet S.p.A	Gold (Au)	IT

CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin (Sn)	CN
CID003153	State Research Institute Center for Physical Sciences and Technology	Gold (Au)	LT
CID003182	Hunan Litian Tungsten Industry Co., Ltd.	Tungsten (W)	CN
CID003185	African Gold Refinery	Gold (Au)	UG
CID003186	Gold Coast Refinery	Gold (Au)	GH
CID003189	NH Recytech Company	Gold (Au)	KR
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Tin (Sn)	CN
CID003191	Jiujiang Janny New Material Co., Ltd.	Tantalum (Ta)	CN
CID003195	TSK Pretech	Gold (Au)	KR
CID003205	PT Bangka Serumpun	Tin (Sn)	ID
CID003208	Pongpipat Company Limited	Tin (Sn)	MM
CID003324	QG Refining, LLC	Gold (Au)	US
CID003325	Tin Technology & Refining	Tin (Sn)	US
CID003348	Dijllah Gold Refinery FZC	Gold (Au)	AE
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin (Sn)	CN
CID003379	Ma’anshan Weitai Tin Co., Ltd.	Tin (Sn)	CN
CID003380	PT Masbro Alam Stania	Tin (Sn)	ID
CID003381	PT Rajawali Rimba Perkasa	Tin (Sn)	ID
CID003382	CGR Metalloys Pvt Ltd.	Gold (Au)	IN
CID003383	Sovereign Metals	Gold (Au)	IN
CID003387	Luna Smelter, Ltd.	Tin (Sn)	RW
CID003388	KGETS Co., Ltd.	Tungsten (W)	KR
CID003395	OMODEO A. E S. METALLEGHE SRL	Tin (Sn)
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin (Sn)	CN
CID003401	Fujian Ganmin RareMetal Co., Ltd.	Tungsten (W)	CN
CID003407	Lianyou Metals Co., Ltd.	Tungsten (W)	TW
CID003408	JSC “Kirovgrad Hard Alloys Plant”	Tungsten (W)	RU
CID003409	Precious Minerals and Smelting Limited	Tin (Sn)	IN
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin (Sn)	CN
CID003416	NPP Tyazhmetprom LLC	Tungsten (W)	RU
CID003417	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	Tungsten (W)	CN
CID003421	C.I Metales Procesados Industriales SAS	Gold (Au)	CO
CID003424	Eco-System Recycling Co., Ltd. North Plant	Gold (Au)	JP
CID003425	Eco-System Recycling Co., Ltd. West Plant	Gold (Au)	JP
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten (W)	BR
CID003449	PT Mitra Sukses Globalindo	Tin (Sn)	ID
CID003461	Augmont Enterprises Private Limited	Gold (Au)	IN
CID003463	Kundan Care Products Ltd.	Gold (Au)	IN
CID003468	Cronimet Brasil Ltda	Tungsten (W)	BR
CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin (Sn)	BR
CID003487	Emerald Jewel Industry India Limited (Unit 1)	Gold (Au)	IN
CID003488	Emerald Jewel Industry India Limited (Unit 2)	Gold (Au)	IN
CID003489	Emerald Jewel Industry India Limited (Unit 3)	Gold (Au)	IN
CID003490	Emerald Jewel Industry India Limited (Unit 4)	Gold (Au)	IN
CID003497	K.A. Rasmussen	Gold (Au)	NO
CID003500	Alexy Metals	Gold (Au)	US
CID003524	CRM Synergies	Tin (Sn)	ES
CID003529	Sancus ZFS (L’Orfebre, SA)	Gold (Au)	CO
CID003540	Sellem Industries Ltd.	Gold (Au)	MR
CID003548	MD Overseas	Gold (Au)	IN
CID003553	Artek LLC	Tungsten (W)	RU
CID003557	Metallix Refining Inc.	Gold (Au)	US
CID003575	Metal Concentrators SA (Pty) Ltd.	Gold (Au)	ZA
CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Tin (Sn)	BR
CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum (Ta)	CN
CID003609	Fujian Xinlu Tungsten	Tungsten (W)	CN
CID003612	OOO “Technolom” 2	Tungsten (W)	RU
CID003614	OOO “Technolom” 1	Tungsten (W)	RU
CID003615	WEEEREFINING	Gold (Au)	FR
CID003617	Value Trading	Gold (Au)	BE